UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 9, 2007

Capital One Auto Receivables, LLC

Capital One Auto Finance Trust 2007-A

Capital One Auto Finance, Inc.

(Exact Name of Registrant, Issuing Entity and Sponsor as Specified in their respective Charters)

Delaware
(State or Other Jurisdiction of Incorporation of Registrant and Issuing Entity)

333-128722 333-128722-06	31-1750007 51-6584384
(Commission File Numbers of Registrant and Issuing Entity)	(Registrant’s and Issuing Entity’s I.R.S. Employer Identification Nos.)

140 E. Shore Drive, Room 1052-D Glen Allen, Virginia	23059
(Address of Principal Executive Offices)	(Zip Code)

(804) 290-6736

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2006; Commission File No. 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of September 30, 2006 and for the three- and nine-month periods ended September 30, 2006 and September 30, 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2006 (which was filed with the Commission on November 8, 2006), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of June 30, 2006 and for the three- and six-month periods ended June 30, 2006 and June 30, 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2006 (which was filed with the Commission on August 9, 2006), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2006 and for the three - month periods ended March 31, 2006 and March 31, 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2006 (which was filed with the Commission on May 10, 2006), and the Current Reports on Form 8-K filed with the Commission on April 26, 2006, July 26, 2006, July 26, 2006 (dated July 25, 2006), October 25, 2006, and January 31, 2007 as they relate to Ambac Assurance Corporation, are incorporated by reference in (i) the registration statement; and (ii) the Prospectus Supplement and shall be deemed to be a part thereof.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ambac Assurance Corporation and its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 12, 2007	CAPITAL ONE AUTO RECEIVABLES, LLC

	By:	/s/ Richard Johns
	Name:	Richard Johns
	Title:	Assistant Vice President